PTC Announces Q2 Results, Initiates Q3 Guidance and Updates FY’10 Targets

Targets 35% to 40% license revenue growth in FY’10 on strength of Windchill PLM solution

NEEDHAM, Mass.— April 27, 2010 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its second fiscal quarter ended April 3, 2010.

Highlights
•	Q2 Results: Revenue of $240.6 million and non-GAAP EPS of $0.20; GAAP EPS of $0.08
o	Non-GAAP operating margin of 13.6%; GAAP operating margin of 4.8%
o	Relative to Q2 guidance, currency was unfavorable to revenue by $3.1 million and favorable to non-GAAP expenses by $1.6 million and to GAAP expenses by $1.9 million

•	Q3 Guidance: Revenue of $235 to $245 million and non-GAAP EPS of $0.14 to $0.20
o	GAAP EPS of $0.02 to $0.07
o	Assumes $1.36 USD / EURO, down from $1.46 assumption in previous guidance, a $7 million negative impact to revenue in Q3

•	FY 2010 Targets: Maintaining revenue target of $1,015 million and non-GAAP EPS of $1.00
o	GAAP EPS of $0.50
o	Increasing license revenue growth target to 35% to 40% year-over-year growth, up from previous target of 30% growth
o	Non-GAAP operating margin of 16%; GAAP operating margin of 7.5%
o	Assumes $1.36 USD / EURO, down from $1.46 assumption in previous guidance, a $14 million negative impact to revenue in H2’10

The Q2 non-GAAP results exclude $12.3 million of stock-based compensation expense, $8.9 million of acquisition- related intangible asset amortization and $6.7 million of income tax adjustments.  The Q2 results include a non-GAAP tax rate of 27% and a GAAP tax rate of 18%.

Results Commentary
C. Richard Harrison, chairman and chief executive officer, commented, “Q2 was another solid quarter for PTC with total revenue up 7% year-over-year and license revenue up 54%.  Adjusting for FX impact relative to guidance, our revenue performance was at the high-end of our expectations, driven primarily by continued strength of our PLM business.”  On a constant currency basis total Q2 revenue was up 3% and license revenue was up 48% compared to the year ago period.

“Our PLM license revenue in Q2 was $30 million, up 107% year-over-year, continuing to highlight our leadership position in a large and growing segment of the enterprise software market,” continued Harrison.  “Our pipeline for new business opportunities with new and existing customers remains strong.  During the quarter we recognized revenue from leading organizations such as BAE Systems, EADS, Huawei Technologies, NASA, the United States Navy, and Vestas Wind Systems.”

James Heppelmann, president and chief operating officer added, “We believe there is a lot of momentum in the PLM market and that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.  We secured 2 additional strategically important ‘domino’ account wins during Q2, bringing the total number of domino account wins to 13.  We are also engaged in more than 200 other opportunities world-wide where companies are looking to replace their existing PLM solution to help improve their competitive position in their own markets.”

“We are very optimistic about the long-term opportunity for PTC and are committed to achieve our goal of a 20% non-GAAP EPS CAGR over the next 5 years,” continued Heppelmann.  “In order to enable us to achieve this goal, we are investing to extend our technology leadership position and expand our high caliber, solutions oriented sales teams.  We expect to add up to 30 more sales teams through the end of FY’10, which will significantly increase capacity as we enter FY’11.  As of Q2’10, we are well positioned to achieve at least 20% non-GAAP EPS growth in FY’10.”

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Neil Moses, chief financial officer, commented, “Our strong license revenue and solid maintenance revenue performance was partly offset by a year-over-year decline in our services revenue as we continue to work through the impact of soft license sales in 2009.  Our CAD and SMB businesses are showing signs of recovery, as both businesses delivered sequential license revenue growth.  Our balance sheet remains solid with $223 million of cash.  During Q2 we repurchased $40 million worth of stock and repaid $20 million of our outstanding debt; leaving a balance of $34 million outstanding on our revolving credit facility.”

Outlook Commentary
“Looking forward to the remainder of FY’10, despite FX movements we are maintaining our full-year revenue target of $1,015 million and non-GAAP EPS target of $1.00,” continued Moses.  “We have lowered our currency assumption from $1.46 USD/EURO to $1.36 USD/EURO, which negatively impacts revenue by approximately $18 million for FY’10 and which makes achieving these full year targets more challenging.  We are increasing our license revenue growth expectations to 35% to 40% year over year, with our maintenance and services businesses now expected to be down modestly on a year-over-year basis.”

“We are maintaining our non-GAAP operating margin target of 16%,” continued Moses, “as we intend to continue to invest in our business to leverage our technology leadership position and capitalize on our long-term growth opportunity.  We expect to pay down the remaining $34 million on our revolving credit facility and repurchase an additional $15 million worth of our stock during the remainder of FY’10.”   For FY’10 the GAAP operating margin target is 7.5% and the GAAP EPS target is $0.50.

The FY’10 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 17% and 120 million diluted shares outstanding.  The FY’10 non-GAAP guidance excludes approximately $49 million of stock-based compensation expense, $34 million of acquisition-related intangible asset amortization and $27 million of related income tax effects.

“For Q3 we are initiating guidance of $235 to $245 million in revenue with non-GAAP EPS of $0.14 to $0.20,” Moses added.  “We are expecting approximately 30% year-over-year growth in our license revenue in Q3 and 7% year-over-year growth in total revenue.”  The Q3 GAAP EPS target is $0.02 - $0.07.

The Q3 guidance assumes a non-GAAP tax rate of 23%, a GAAP tax rate of 15% and 120 million diluted shares outstanding.  The Q3 non-GAAP guidance excludes approximately $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense and $6 million of related income tax effects.

Q2 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q2 Conference Call and Webcast

When:	Wednesday, April 28, 2010 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768 Call Leader: Richard Harrison Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on May 3, 2010 at 1-866-373-4992 or 203-369-0272. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

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Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, and the related tax effects of the preceding items and any one-time tax items.  PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses.  We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies.  PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.  We calculate revenue and expenses on a constant currency basis to obtain a view of the performance of our business without the effect of differences in foreign currency exchange rates used for translation.  We calculate these measures by applying the applicable prior period exchange rates to current period revenues and expenses.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2010 and other future financial and growth expectations, anticipated tax rates, the expected impact of our planned strategic investments on our future growth, and the long-term prospects for the PLM segment of the enterprise software market are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business or planned share repurchases and debt repayments, and the possibility that any strategic investments that we do make may not have the effects that we expect.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

Revenue:
License	$64,644	$42,070	$139,460	$92,572
Service	175,912	183,222	359,525	373,111
Total revenue	240,556	225,292	498,985	465,683

Costs and expenses:
Cost of license revenue(1)	8,232	6,976	16,379	14,560
Cost of service revenue(1)	68,934	72,302	139,458	148,043
Sales and marketing(1)	75,137	71,387	153,735	151,249
Research and development(1)	49,960	44,752	100,650	93,113
General and administrative(1)	22,807	17,693	46,878	39,130
Amortization of acquired intangible assets	3,975	3,815	8,033	7,683
Restructuring charges	--	9,788	--	9,788
Total costs and expenses	229,045	226,713	465,133	463,566

Operating income (loss)	11,511	(1,421)	33,852	2,117
Other expense, net	(605)	(250)	(1,129)	(1,321)
Income (loss) before income taxes	10,906	(1,671)	32,723	796
Provision for (benefit from) income taxes	1,904	(8,846)	5,858	(11,038)
Net income	$9,002	$7,175	$26,865	$11,834
Earnings per share:
Basic	$0.08	$0.06	$0.23	$0.10
Weighted average shares outstanding	115,951	114,793	116,104	114,672
Diluted	$0.08	$0.06	$0.22	$0.10
Weighted average shares outstanding	119,856	115,656	120,487	116,503

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

Cost of license revenue	$2	$3	$19	$17
Cost of service revenue	2,241	1,291	4,821	3,546
Sales and marketing	3,520	2,193	6,594	5,101
Research and development	2,383	1,566	5,042	3,824
General and administrative	4,146	1,677	9,671	4,773
Total stock-based compensation	$12,292	$6,730	$26,147	$17,261

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

GAAP operating income (loss)	$11,511	$(1,421)	$33,852	$2,117
Stock-based compensation	12,292	6,730	26,147	17,261
Amortization of acquired intangible assets included in cost of license revenue	4,928	4,703	9,826	9,371
Amortization of acquired intangible assets included in cost of service revenue	--	--	--	8
Amortization of acquired intangible assets	3,975	3,815	8,033	7,683
Restructuring charges	--	9,788	--	9,788
Non-GAAP operating income (2)	$32,706	$23,615	$77,858	$46,228

GAAP net income	$9,002	$7,175	$26,865	$11,834
Stock-based compensation	12,292	6,730	26,147	17,261
Amortization of acquired intangible assets included in cost of license revenue	4,928	4,703	9,826	9,371
Amortization of acquired intangible assets included in cost of service revenue	--	--	--	8
Amortization of acquired intangible assets	3,975	3,815	8,033	7,683
Restructuring charges	--	9,788	--	9,788
Income tax adjustments (3)	(6,696)	(14,717)	(14,073)	(20,919)
Non-GAAP net income	$23,501	$17,494	$56,798	$35,026

GAAP diluted earnings per share	$0.08	$0.06	$0.22	$0.10
Stock-based compensation	0.10	0.06	0.22	0.15
All other items identified above	0.02	0.03	0.03	0.05
Non-GAAP diluted earnings per share	$0.20	$0.15	$0.47	$0.30

(2)	Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

GAAP operating margin	4.8%	(0.6)%	6.8%	0.4%
Stock-based compensation	5.1%	3.0%	5.2%	3.7%
Amortization of acquired intangibles	3.7%	3.8%	3.6%	3.7%
Restructuring charges	--%	4.3%	--%	2.1%
Non-GAAP operating margin	13.6%	10.5%	15.6%	9.9%

(3)
Reflects the tax effects of non-GAAP adjustments for the second quarter and first six months of 2010 and 2009, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as the effect of a $7.6 million one-time tax benefit recorded in the second quarter of 2009 due to the recognition of deferred tax assets in a foreign jurisdiction.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 3,	September 30,
	2010	2009

ASSETS

Cash and cash equivalents	$222,692	$235,122
Accounts receivable, net	151,117	166,591
Property and equipment, net	61,935	58,105
Goodwill and acquired intangibles, net	559,439	596,517
Other assets	316,642	293,877

Total assets	$1,311,825	$1,350,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$268,899	$234,270
Borrowings under revolving credit facility	33,528	57,880
Other liabilities	267,639	296,481
Stockholders' equity	741,759	761,581

Total liabilities and stockholders' equity	$1,311,825	$1,350,212

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$9,002	$7,175	$26,865	$11,834
Stock-based compensation	12,292	6,730	26,147	17,261
Depreciation and amortization	15,976	15,162	31,899	29,957
Accounts receivable	4,550	53,576	8,761	77,015
Accounts payable and accruals (4)	2,343	(4,916)	(12,733)	(30,949)
Deferred revenue	32,440	15,589	16,453	6,859
Income taxes	(3,693)	(23,600)	(6,498)	(34,787)
Other	(4,962)	4,510	(186)	11,460
Net cash provided by operating activities	67,948	74,226	90,708	88,650

Capital expenditures	(9,225)	(7,094)	(17,102)	(15,266)
Acquisitions of businesses, net of cash acquired	(1,505)	(113)	(2,087)	(8,475)
Proceeds from (payments on) debt, net	(19,720)	(18,686)	(19,720)	(31,951)
Repurchases of common stock	(40,000)	--	(45,072)	(9,581)
Other investing and financing activities (5)	(1,460)	(1,919)	(12,901)	(2,410)
Foreign exchange impact on cash	(4,490)	(5,629)	(6,256)	(10,190)

Net change in cash and cash equivalents	(8,452)	40,785	(12,430)	10,777
Cash and cash equivalents, beginning of period	231,144	226,933	235,122	256,941
Cash and cash equivalents, end of period	$222,692	$267,718	$222,692	$267,718

(4)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(5)
The three months ended April 3, 2010 and April 4, 2009 include $4.6 million and $1.9 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.  The six months ended April 3, 2010 and April 4, 2009 include $20.2 million and $4.3 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.